EXHIBIT 99.1
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                  TRIARC DEERFIELD INVESTMENT CORPORATION
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                         ARTICLES OF INCORPORATION




THIS IS TO CERTIFY THAT:

FIRST: The undersigned, Stuart I. Rosen, whose address is c/o Triarc Companies, Inc., 280 Park Avenue, 41st Floor, New York, NY 10017, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

SECOND: The name of the corporation (which is hereafter called the "Corporation") is:

                  Triarc Deerfield Investment Corporation

THIRD: The purposes for which the Corporation is formed are to conduct and carry on the business of a business development company, subject to making an election under the Investment Company Act of 1940, as amended, and to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as of now or hereafter in force.

FOURTH: The address of the principal office of the Corporation in this State is c/o National Corporate Research, Ltd., 11 East Chase Street #9E, Baltimore, Maryland 21202.

FIFTH: The name and address of the resident agent of the Corporation are National Corporate Research, Ltd., 11 East Chase Street #9E, Baltimore, Maryland 21202.

SIXTH: The total number of shares of stock which the Corporation has authority to issue is 1,000 shares of Common Stock, $.001 par value per share. The aggregate par value of all authorized shares of stock having a par value is $1.00.

SEVENTH: The Corporation shall have a board consisting of two (2) directors unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial directors are:

                              Gregory H. Sachs
                              Edward P. Garden


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EIGHTH: (a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.

(b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

(c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the stock.

NINTH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, subject to the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter of Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.



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IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 19th day of April, 2004.




                                           /s/ Stuart I. Rosen
                                           ---------------------------
                                           Name:  Stuart I. Rosen
                                           Title: Incorporator





                                   Return to:

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I hereby consent to my designation in this document as resident agent for this corporation.



                                                /s/ Ida Borovoy
                                                -------------------------------
                                                Name:      Ida Borovoy
                                                Signature: Assistant Secretary




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